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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 17, 2006

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                        COMMUNITY SHORES BANK CORPORATION
             (Exact name of registrant as specified in its charter)

          MICHIGAN                     000-51166                38-3423227
(State or other jurisdiction       (Commission File            (IRS Employer
      of incorporation)                 Number)           Identification Number)

1030 W. NORTON AVENUE, MUSKEGON, MICHIGAN                                49441
 (Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code 231-780-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 17, 2006, Community Shores Bank (the "Bank"), a wholly-owned subsidiary of Community Shores Bank Corporation (the "Company"), entered into a Development Coordination Agreement with Investment Property Associates, Inc. ("IPA"). Under the terms of the Agreement, IPA will provide services to the Bank relating to the development of land owned by the Bank at 1600 Beacon Boulevard, Grand Haven, Michigan, and construction of a 4,000 to 6,000 square foot banking and general office facility on the land. The Agreement provides that IPA will be paid a development coordination fee of $40,000 over a period of ten months for these services, and be reimbursed for certain related expenses. Dennis L. Cherette serves on the Board of Directors of the Company and the Bank, and is also a member of the Board of Directors, the President and a fifty percent owner of IPA.

     A copy of the Development Coordination Agreement is attached to this report as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number                             Description
--------------                             -----------
     10.1        Development Coordination Agreement with Investment Property
                 Associates, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COMMUNITY SHORES BANK CORPORATION


                                       By: /S/ TRACEY A. WELSH
                                           -------------------------------------
                                           Tracey A. Welsh
                                           Senior Vice President,
                                           Chief Financial Officer and Treasurer

Date: April 18, 2006


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                                  EXHIBIT INDEX

Exhibit Number                             Description
--------------                             -----------
     10.1        Development Coordination Agreement with Investment Property
                 Associates, Inc.


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